Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated combined financial statements present the historical consolidated financial statements of Contango Oil and Gas Company & Subsidiaries (“Contango”) and the historical consolidated financial statements of  White Star Petroleum, LLC (“White Star”), adjusted to give effect to the following transactions (collectively, the “Transactions”):

•

the acquisition by Contango of certain assets and liabilities, including approximately 315,000 net acres located in the STACK, Anadarko and Cherokee operating districts in Oklahoma (the “White Star Properties”) from White Star for a total purchase price of $132.5 million adjusted for the results of operations for the period between the effective and closing dates, and other estimated customary closing adjustments, and

•

the Private Placement of Contango’s Series B Contingent Convertible Preferred Stock and an increase in borrowings under Contango’s Credit Agreement to pay the purchase price for the White Star Properties.

Because Contango acquired substantially all of White Star’s operating assets, the unaudited pro forma consolidated combined financial statements combine the historical consolidated financial statements of Contango and White Star.  The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of operations of Contango and the historical consolidated statements of operations of White Star, giving effect to the Transactions as if they had been consummated on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma consolidated combined balance sheet combines the historical consolidated balance sheet of Contango and the historical consolidated balance sheet of White Star as of September 30, 2019, giving effect to the Transactions as if they had been consummated on September 30, 2019.  The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated combined financial statements to give pro forma effect to events that are: (1) directly attributable to the Transactions; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact on Contango’s results following the completion of the Transactions.

The unaudited pro forma consolidated combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma consolidated combined financial statements;

•	the historical audited consolidated financial statements of Contango as of and for the year ended December 31, 2018;

•	the historical unaudited consolidated financial statements of Contango as of and for the nine months ended September 30, 2019;

•	the historical audited consolidated financial statements of White Star as of and for the year ended December 31, 2018;

•	the historical unaudited consolidated financial statements of White Star as of and for the nine months ended September 30, 2019;

•	other information relating to Contango and White Star included elsewhere within this filing.

Exhibit 99.3

Contango Oil and Gas Company & Subsidiaries

Unaudited Pro Forma Consolidated Combined Statement of Operations

Year Ended December 31, 2018

(in thousands)

	(a)	(b)
	Contango Historical	White Star Historical	Pro Forma Adjustments		Pro Forma Combined
REVENUES
Oil and condensate sales	$34,413	$—	$152,781	(c)	$187,194
Natural gas sales	29,824	—	39,678	(c)	69,502
Natural gas liquids sales	12,850	—	45,816	(c)	58,666
Oil, natural gas and NGL sales	—	238,275	(238,275)	(c)	—
Gain on derivative instruments	—	11,574	(11,574)	(c)	—
Total revenues	77,087	249,849	(11,574)		315,362

EXPENSES
Operating expenses	25,552	—	106,622	(c)	132,174
Production expenses	—	60,411	(60,411)	(c)	—
Gathering, processing and transportation	—	34,744	(34,744)	(c)	—
Production taxes	—	11,467	(11,467)	(c)	—
Exploration expenses	1,637	9,021	—		10,658
Depreciation, depletion and amortization	41,657	70,552	(50,665)	(d)	61,544
Impairment and abandonment of oil and gas properties	103,732	460,445	—		564,177
Loss on settlement of contract	—	53,527	—		53,527
General and administrative expenses	24,157	17,007	—		41,164
Total expenses	196,735	717,174	(50,665)		863,244
OTHER INCOME (EXPENSE)
Loss from investment in affiliates, net of income taxes	(12,721)	—	—		(12,721)
Gain from sale of assets	13,224	—	—		13,224
Interest expense	(5,548)	(19,301)	19,301	(e)	(9,861)
			(4,313)	(f)
Gain (loss) on derivatives, net	1,939	—	11,574	(c)	13,513
Other income	1,306	2,110	(2,110)	(g)	1,306
Total other income (expense), net	(1,800)	(17,191)	24,452		5,461
NET INCOME (LOSS) BEFORE INCOME TAXES	(121,448)	(484,516)	63,543		(542,421)
INCOME TAX (EXPENSE) BENEFIT	(120)	—	—	(h)	(120)
NET INCOME (LOSS)	$(121,568)	$(484,516)	$63,543		$(542,541)

NET LOSS PER SHARE
Basic	$(4.69)				$(14.67)	(i)
Diluted	$(4.69)				$(14.67)	(i)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	25,945				36,974
Diluted	25,945				36,974

Exhibit 99.3

Contango Oil and Gas Company & Subsidiaries

Unaudited Pro Forma Consolidated Combined Statement of Operations

Nine Months Ended September 30,  2019

(in thousands)

	(a)	(b)
	Contango Historical	White Star Historical	Pro Forma Adjustments		Pro Forma Combined
REVENUES
Oil and condensate sales	$21,126	$—	$80,363	(c)	$101,489
Natural gas sales	13,792	—	21,470	(c)	35,262
Natural gas liquids sales	4,402	—	17,955	(c)	22,357
Oil, natural gas and NGL sales	—	119,788	(119,788)	(c)	—
Loss on derivative instruments	—	(18,903)	18,903	(c)	—
Total revenues	39,320	100,885	18,903		159,108

EXPENSES
Operating expenses	16,321	—	62,921	(c)	79,242
Production expenses	—	37,332	(37,332)	(c)	—
Gathering, processing and transportation	—	19,178	(19,178)	(c)	—
Production taxes	—	6,411	(6,411)	(c)	—
Exploration expenses	691	576	—		1,267
Depreciation, depletion and amortization	23,602	19,989	(7,005)	(d)	36,586
Impairment and abandonment of oil and gas properties	3,170	118,003	—		121,173
General and administrative expenses	15,340	17,418	—		32,758
Total expenses	59,124	218,907	(7,005)		271,026
OTHER INCOME (EXPENSE)
Loss from investment in affiliates, net of income taxes	(151)	—	—		(151)
Gain from sale of assets	601	—	—		601
Interest expense	(3,169)	(13,725)	13,725	(e)	(6,684)
			(3,515)	(f)
Reorganization items, net	—	(18,141)	18,141	(g)
Gain (loss) on derivatives, net	1,068	—	(18,903)	(c)	(17,835)
Other income	522	1,509	(1,509)	(g)	522
Total other income (expense)	(1,129)	(30,357)	7,939		(23,547)
NET LOSS BEFORE INCOME TAXES	(20,933)	(148,379)	33,847		(135,465)
Income tax benefit (provision)	(484)	—	—	(h)	(484)
NET LOSS	$(21,417)	$(148,379)	$33,847		$(135,949)

NET LOSS PER SHARE
Basic	$(0.59)				$(2.84)	(i)
Diluted	$(0.59)				$(2.84)	(i)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	36,518				47,951
Diluted	36,518				47,951

Exhibit 99.3

Contango Oil and Gas Company & Subsidiaries

Unaudited Pro Forma Consolidated Combined Balance Sheet - Assets

As of September 30,  2019

(in thousands)

	(a)	(b)
	Contango	White Star	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$2,044	$32,600	$(32,600)	(c)	$4,680
			$20,697	(e)
			77,258	(f)
			(95,319)	(d)
Restricted cash	—	544	(544)	(c)	—
Accounts receivable, net	11,118	—	—		11,118
Accounts receivable - oil, natural gas and NGL sales	—	15,718	(15,718)	(c)	—
Accounts receivable, net - joint interest and other	—	4,847	(4,847)	(c)	—
Prepaid expenses	995	4,609	(4,609)	(c)	2,897
			1,902	(d)
Current derivative asset	2,625	—	—		2,625
Other current assets	14,820	—	—		14,820
Materials and supplies	—	1,922	(1,922)	(c)	—
Total current assets	31,602	60,240	(55,702)		36,140
PROPERTY, PLANT AND EQUIPMENT
Natural gas and oil properties, successful efforts method of accounting:
Proved properties	1,110,042	1,256,981	(1,256,981)	(c)	1,224,017
			113,975	(d)
Unproved properties	42,427	129,006	(129,006)	(c)	59,227
			16,800	(d)
Other property and equipment	1,331	—	425	(d)	1,756
Accumulated depreciation, depletion and amortization	(912,098)	(1,238,217)	1,238,217	(c)	(912,098)
Other property and equipment, net	—	6,555	(6,555)	(c)	—
Total property, plant and equipment, net	241,702	154,325	(23,125)		372,902
OTHER NON-CURRENT ASSETS
Investments in affiliates	5,872	—	—		5,872
Long-term derivative asset	509	—	—		509
Other non-current assets	1,962	557	(557)	(c)	1,962
Total other non-current assets	8,343	557	(557)		8,343
TOTAL ASSETS	$281,647	$215,122	$(79,384)		$417,385

Exhibit 99.3

Contango Oil and Gas Company & Subsidiaries

Unaudited Pro Forma Consolidated Combined Balance Sheet - Liabilities and Shareholders’ Equity

As of September 30, 2019

(in thousands)

	(a)	(b)
	Contango	White Star	Pro Forma Adjustments		Pro Forma Combined
CURRENT LIABILITIES
Accounts payable and accrued liabilities	62,744	—	—		62,744
Revenue and royalties payable	—	12,008	(12,008)	(c)	—
Accounts payable	—	15,732	(15,732)	(c)	—
Accrued liabilities and other	—	4,015	(4,015)	(c)	—
Current derivative liability	24	—	—		24
Current asset retirement obligations	679	—	—		679
Debtor-in-possession financing	—	26,885	(26,885)	(c)	—
Current portion of long-term debt	—	—	—		—
Total current liabilities	63,447	58,640	(58,640)		63,447
Liabilities subject to compromise	—	410,949	(410,949)	(c)	—
NON-CURRENT LIABILITIES
Long-term debt	28,100	—	77,258	(f)	105,358
Asset retirement obligations	11,636	15,272	(15,272)	(c)	26,908
			15,272	(d)
Other long-term liabilities	3,883	—	22,511	(d)	26,394
Total non-current liabilities	43,619	15,272	99,769		158,660
Total liabilities	107,066	484,861	(369,820)		222,107
SHAREHOLDERS' EQUITY					—
Series A convertible preferred stock, $0.04 par value	32	—	—		32
Series B convertible preferred stock, $0.04 par value	—	—	44	(e)	44
Common stock, $0.04 par value, 100 million shares authorized, 85,864,463 shares issued and outstanding at September 30, 2019, 39,617,442 shares issued and 34,158,492 shares outstanding at December 31, 2018	3,423	—	—		3,423
Additional paid-in capital	393,723	—	20,653	(e)	414,376
Treasury shares at cost (No shares at September 30, 2019 and 5,458,950 shares at December 31, 2018)	—	—			—
Accumulated deficit	(222,597)	(269,739)	269,739	(c)	(222,597)
Total shareholders’ equity	174,581	(269,739)	290,436		195,278
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$281,647	$215,122	$(79,384)		$417,385

Exhibit 99.3

Basis of Pro Forma Presentation

Overview

The unaudited pro forma consolidated combined financial statements have been prepared assuming the acquisition of the White Star Properties is accounted for using the acquisition method of accounting under FASB ASC 805, Business Combinations (“ASC 805”). Under  the acquisition method of accounting, the White Star Properties will be recorded at their fair values measured as of the acquisition date. The pro forma adjustments have been prepared as if the Transactions had taken place on September 30, 2019 in the case of the unaudited pro forma consolidated combined balance sheet and on January 1, 2018 in the case of the unaudited pro forma consolidated combined statements of operations.

ASC 805 uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”).    ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the Transactions include advisory, legal and accounting fees. Equity issuance costs are netted against the offering proceeds.

The unaudited pro forma consolidated combined financial statements should be read in conjunction with (i) Contango’s historical consolidated financial statements and related notes for the year ended December 31, 2018 and for the nine months ended September 30,  2019, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and ii) White Star’s historical consolidated financial statements and related notes for the year ended December 31, 2018 and for the nine months ended September 30,  2019, both of which are included in the exhibits attached.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma consolidated combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the business combination and the other related Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Transactions are not included in the unaudited pro forma consolidated combined statements of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma consolidated combined balance sheet as a decrease to retained earnings and a decrease to cash.

1.	Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations for the year ended December 31, 2018:

a.	Represents Contango’s historical audited consolidated statement of operations for the year ended December 31, 2018.
b.	Represents White Star’s historical audited consolidated statement of operations for the year ended December 31, 2018.

Exhibit 99.3

c.	The following reclassifications were made to conform White Star to Contango’s presentation:
•	Reclassification of $238.3 million of Oil, natural gas and NGL sales to $152.8 million of Oil and condensate sales, $39.7 million of Natural gas sales and $45.8 million to Natural gas liquids sales.
•	Reclassification of $11.6 million Gain on derivative instruments from Revenues to Other income (expense).
•	Reclassification of $60.4 million of Production expenses, $34.7 million of Gathering, processing and transportation and $11.5 million of Production taxes to Operating expenses.
d.

Adjustment to record a net reduction in depreciation, depletion, and amortization related to the White Star Properties had they been acquired on January 1, 2018.  The net reduction results from a decrease in the carrying value of the White Star Properties as a result of the application of the acquisition method of accounting.

e.	Adjustment to eliminate historical interest expense related to debt issued by White Star that was not assumed by Contango.
f.

Represents additional interest expense that would have been incurred with respect to additional Contango borrowings in connection with the acquisition of the White Star Properties, had such acquisition occurred on January 1, 2018.

g.	Adjustment to eliminate historical other income of White Star’s that was related to assets not acquired by Contango.
h.

The historical financial statements of Contango do not reflect any deferred tax assets because a full valuation allowance has been recorded against such assets. Therefore, the pro forma adjustments do not reflect any tax benefit.

i.

The pro forma basic and diluted net loss per share was computed by dividing the pro forma net loss by Contango’s weighted average number of shares of common stock outstanding after giving effect, on an as converted basis, to the Series B Contingent Convertible Preferred as if it had been issued on January 1, 2018.

Pro Forma Adjustments to the Statement of Operations for the nine months ended September 30, 2019:

a.	Represents Contango’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2019.
b.	Represents White Star’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2019.
c.	The following reclassifications were made to conform White Star to Contango’s presentation:
•	Reclassification of $119.8 million of Oil, natural gas and NGL sales to $80.4 million of Oil and condensate sales, $21.5 million of Natural gas sales and $18.0 million to Natural gas liquids sales.
•	Reclassification of $18.9 million Loss on derivative instruments from Revenues to Other income (expense).
•	Reclassification of $37.3 million of Production expenses, $19.2 million of Gathering, processing and transportation and $6.4 million of Production taxes to Operating expenses.

Exhibit 99.3

d.

Adjustment to record a net reduction in depreciation, depletion, and amortization related to the White Star Properties had they been acquired on January 1, 2018.  The net reduction results from a decrease in the carrying value of the White Star Properties as a result of the application of the acquisition method of accounting.

e.	Adjustment to eliminate historical interest expense related to debt issued by White Star that was not assumed by Contango.
f.

Represents additional interest expense that would have been incurred with respect to additional Contango borrowings in connection with the acquisition of the White Star Properties, had such acquisition occurred on January 1, 2018.

g.	Adjustment to eliminate historical reorganizational items that will not have an ongoing effect on Contango and other income of White Star’s that was related to assets not acquired by Contango.
h.

The historical financial statements of Contango do not reflect any deferred tax assets because a full valuation allowance has been recorded against such assets.  Therefore, the pro forma adjustments do not reflect any tax benefit.

i.

The pro forma basic and diluted net loss per share was computed by dividing the pro forma net loss by Contango’s weighted average number of shares of common stock outstanding after giving effect, on an as converted basis, to the Series B Contingent Convertible Preferred as if it had been issued on January 1, 2018.

Pro Forma Adjustments to the Balance Sheet at September 30, 2019:

a.	Represents Contango’s historical unaudited consolidated balance sheet as of September 30, 2019.
b.	Represents White Star’s historical unaudited consolidated balance sheet as of September 30, 2019.
c.	Reflects the exclusion of White Star’s net assets and liabilities which are not being acquired or assumed by Contango.

Exhibit 99.3

d.

Adjustments to reflect the acquisition of the White Star Properties at fair value using borrowings under our Credit Agreement of $77.3 million and proceeds from our private placement of Series B Contingent Convertible Preferred Stock of $20.7 million, net of transaction costs. A summary of the preliminary consideration paid and the preliminary fair value of the assets acquired and liabilities assumed is as follows (in thousands)

Purchase price	$132,500
Closing adjustments	(37,181)
Cash paid	$95,319

Preliminary fair value of net assets acquired
Preliminary fair value of assets acquired
Oil and gas properties
Proved properties	113,975
Unproved properties	16,800
Total oil and gas properties	130,775
Prepaid expenses	1,902
Other property and equipment	425
Total preliminary fair value of assets acquired	133,102
Preliminary fair value of liabilities assumed
Asset retirement obligations assumed	(15,272)
Suspended funds liability	(22,511)
Total preliminary fair value of liabilities assumed	(37,783)
Total preliminary value of net assets acquired	$95,319

e.	Reflects the adjustment for the issuance of the Series B Contingent Convertible Preferred shares on cash, additional paid-in-capital and par value.

f.	Reflects the increase in long-term debt and cash for amount drawn on the line of credit to fund the acquisition of the White Star Properties.

Exhibit 99.3

2.	Supplementary Disclosure of Oil and Natural Gas Operations

Oil and Natural Gas Reserve Quantities

The following tables provide a pro forma rollforward of the crude oil, natural gas, natural gas liquids and total proved reserves for the year ended December 31, 2018, as well as pro forma proved developed and undeveloped reserves at the beginning and end of the year, as if the Transactions occurred on January 1, 2018.

	Oil and Condensate (Mbbls)
	Contango	White Star	Pro Forma
Proved developed and undeveloped reserves as of:
January 1, 2018	10,649	28,625	39,274
Sales of minerals in place	(1,914)	(721)	(2,635)
Extensions and discoveries	3,977	2,080	6,057
Revisions of previous estimates	(2,708)	(13,697)	(16,405)
Production	(570)	(2,336)	(2,906)
December 31, 2018	9,434	13,951	23,385
Proved developed reserves as of:
January 1, 2018	3,364	13,916	17,280
December 31, 2018	3,103	13,951	17,054
Proved undeveloped reserves as of:
January 1, 2018	7,285	14,709	21,994
December 31, 2018	6,331	—	6,331

	Natural Gas (MMcf)
	Contango	White Star	Pro Forma
Proved developed and undeveloped reserves as of:
January 1, 2018	91,719	179,574	271,293
Sales of minerals in place	(10,636)	(4,873)	(15,509)
Extensions and discoveries	4,499	11,238	15,737
Revisions of previous estimates	(21,597)	(68,774)	(90,371)
Production	(9,779)	(15,624)	(25,403)
December 31, 2018	54,206	101,541	155,747
Proved developed reserves as of:
January 1, 2018	82,133	103,809	185,942
December 31, 2018	46,840	101,541	148,381
Proved undeveloped reserves as of:
January 1, 2018	9,586	75,765	85,351
December 31, 2018	7,366	—	7,366

Exhibit 99.3

	Natural Gas Liquids (Mbbls)
	Contango	White Star	Pro Forma
Proved developed and undeveloped reserves as of:
January 1, 2018	5,607	26,265	31,872
Sales of minerals in place	(519)	(860)	(1,379)
Extensions and discoveries	795	1,599	2,394
Revisions of previous estimates	(1,893)	(9,235)	(11,128)
Production	(473)	(1,911)	(2,384)
December 31, 2018	3,517	15,858	19,375
Proved developed reserves as of:
January 1, 2018	3,596	14,868	18,464
December 31, 2018	2,297	15,858	18,155
Proved undeveloped reserves as of:
January 1, 2018	2,011	11,397	13,408
December 31, 2018	1,220	—	1,220

	Total (MMcfe)
	Contango	White Star	Pro Forma
Proved developed and undeveloped reserves as of:
January 1, 2018	189,254	508,914	698,168
Sales of minerals in place	(25,234)	(14,359)	(39,593)
Extensions and discoveries	33,136	33,312	66,448
Revisions of previous estimates	(49,206)	(206,366)	(255,572)
Production	(16,039)	(41,106)	(57,145)
December 31, 2018	131,911	280,395	412,306
Proved developed reserves as of:
January 1, 2018	123,895	276,510	400,405
December 31, 2018	79,234	280,395	359,629
Proved undeveloped reserves as of:
January 1, 2018	65,359	232,404	297,763
December 31, 2018	52,677	—	52,677

White Star’s proved undeveloped reserves were reduced by 232.4 Bcfe for the year ended December 31, 2018 as these reserves no longer met the SEC five-year development rule.

Standardized Measure of Discounted Future Net Cash Flows

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves reflect the effect of income taxes assuming the White Star Properties had been subject to federal income tax. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of proved oil and gas properties.

The data presented should not be viewed as representing the expected cash flow from or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations

Exhibit 99.3

and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure of discounted estimated net cash flows related to proved oil and gas reserves was as follows as of December 31, 2018 (in thousands):

			Pro Forma
	Contango	White Star	Adjustments		Pro Forma
Future cash inflows	$854,869	$1,552,051	$—		$2,406,920
Future production costs	(271,679)	(776,070)	—		(1,047,749)
Future development costs	(165,919)	1,762	—		(164,157)
Future income tax expenses	(3,407)	—	(97,380)	(a)	(100,787)
Future net cash flows	413,864	777,743	(97,380)		1,094,227
10% annual discount for estimated timing of cash flows	(194,920)	(330,471)	67,055		(458,336)
Standardized measure of discounted future net cash flows	$218,944	$447,272	$(30,325)		$635,891

(a)	Reflects the income tax effect associated with the acquisition of the White Star Properties using an estimated combined federal and state statutory tax rate of approximately 25.7%.

The changes in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2018 (in thousands):

			Pro Forma
	Contango	White Star	Adjustments		Pro Forma
Balance at January 1, 2018	$255,907	$511,056	$—		$766,963
Sales of natural gas and oil produced during the period, net of production expenses	(51,496)	(136,453)	—		(187,949)
Extensions and discoveries	46,732	53,015	—		99,747
Net change in prices and production costs	33,195	35,183	—		68,378
Changes in estimated future development costs	(2,096)	(7,331)	—		(9,427)
Revisions in quantity estimates	(58,063)	(272,711)	—		(330,774)
Purchase of reserves	—	—	—		—
Sale of reserves	(38,257)	(22,849)	—		(61,106)
Previously estimated development costs incurred	4,467	19,421	—		23,888
Accretion of discount	25,728	51,106	—		76,834
Changes in income taxes	(188)	—	(97,380)	(a)	(97,568)
Change in timing of production rates and other	3,015	216,835	—		219,850
Balance at December 31, 2018	$218,944	$447,272	$(97,380)		$568,836

(a)	Reflects the income tax effect associated with the acquisition of the White Star Properties using an estimated combined federal and state statutory tax rate of approximately 25.7%.